Exhibit 99.1

NEW YORK, June 17, 2016

Voya Financial Announces Pricing of its Cash Tender Offer

Voya Financial, Inc. (NYSE: VOYA) (“Voya” or the “Company”) announced today the pricing of its previously announced cash tender offer for up to $800,000,000 of combined aggregate purchase price (exclusive of accrued interest) (the “Tender Cap”) across five series of notes and debentures of Voya and one of its subsidiaries, Voya Holdings Inc. (“Voya Holdings”), listed in the table below (the “Securities”). The complete terms of the tender offer are set forth in the offer to purchase and the related letter of transmittal, each dated June 6, 2016. The early participation date for the tender offer is today at 5:00 p.m., New York City time, unless extended (such date and time, the “Early Participation Date”).

The table below sets forth the applicable reference yield for each series of Securities based on the bid-side price of the applicable reference security as displayed on BBT or BBT4 Bloomberg reference page, as applicable, and measured at 11:00 a.m., New York City time, on the Early Participation Date, and total consideration and accrued interest per $1,000 principal amount of each series of Securities assuming settlement on the Early Settlement Date (as defined below).

SECURITIES SUBJECT TO THE TENDER OFFER
Title of Security	Issuer	CUSIP	Early Tender Premium(1)	Reference Security	Reference Yield	Fixed Spread (basis points)	Total Consideration(2)(3)
6.970% Debentures due 2036*	Voya Holdings Inc.	008117 AJ2	$30	2.500% U.S. Treasury due 2/15/2046	2.435%	175	$1,376.57
7.625% Debentures due 2026*	Voya Holdings Inc.	008117 AH6	$30	1.625% U.S. Treasury due 5/15/2026	1.618%	160	$1,379.05
7.250% Debentures due 2023*	Voya Holdings Inc.	008117 AG8	$30	1.625% U.S. Treasury due 5/15/2026	1.618%	130	$1,277.78
5.500% Senior Notes due 2022**	Voya Financial, Inc.	45685E AB2 45685E AA4 U45717 AA0	$30	1.375% U.S. Treasury due 5/31/2021	1.124%	155	$1,157.34
2.900% Senior Notes due 2018**	Voya Financial, Inc.	45685E AE6 45685E AC0 U45717 AB8	$30	1.000% U.S. Treasury due 2/15/2018	0.698%	35	$1,030.26

* Guaranteed by ING Groep N.V., a global financial services company based in the Netherlands and Voya’s former parent company.

** Guaranteed by Voya Holdings, a Connecticut corporation and a wholly-owned subsidiary of Voya.

(1)	The total consideration payable for each $1,000 principal amount of Securities validly tendered on or prior to the Early Participation Date and accepted for purchase by the Company includes the early tender premium. In addition, Holders whose Securities are accepted will also receive accrued interest on such Securities.

(2)	Per $1,000 principal amount of Securities and shows total consideration assuming it is paid on the Early Settlement Date of June 20, 2016.

(3)	Excludes accrued interest.

Subject to all conditions to the tender offer having been satisfied or waived by the Company, the Company expects to accept for purchase on the early settlement date (the “Early Settlement Date”) any Securities validly tendered (and not subsequently validly withdrawn) on or prior to the Early Participation Date, subject to the acceptance priority levels set forth in the offer to purchase, the Tender Cap and proration, if any. The Company expects the Early Settlement Date to be June 20, 2016. Voya will purchase any remaining notes or debentures that have been validly tendered (and not subsequently validly withdrawn) at or prior to 11:59 p.m., New York City time, on July 1, 2016 (the “Expiration Date”), subject to the acceptance priority levels set forth in the offer to purchase, the Tender Cap and proration, if any, promptly following the Expiration Date on the final settlement date (the “Final Settlement Date” and, each of the Early Settlement Date and the Final Settlement Date, a “Settlement Date”).

Holders who validly tendered (and have not subsequently validly withdrawn) their Securities on or prior to the Early Participation Date, and whose tenders are accepted for purchase, will receive the total consideration set forth in the table above, which includes an early tender premium. Holders validly tendering their Securities after the Early Participation Date and on or prior to the Expiration Date, and whose Securities are accepted for purchase, will be eligible to receive only the applicable tender offer consideration, which is equal to the total consideration less the early tender premium. Holders whose Securities are accepted for purchase in the tender offer will also receive a cash payment representing accrued interest from the most recent interest payment date to but excluding the applicable Settlement Date.

Completion of the tender offer is subject to a number of conditions, including the absence of any adverse legal and market developments. Subject to applicable law, Voya may waive certain of these conditions or extend, terminate or otherwise amend the tender offer. The financing condition described in the offer to purchase was satisfied on June 13, 2016 upon Voya’s completion of a new debt offering in an aggregate principal amount of $800 million.

This press release is qualified in its entirety by the offer to purchase and related letter of transmittal.

Voya has retained Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. as the Dealer Managers. D. F. King & Co., Inc. is the Information Agent and Tender Agent. For additional information regarding the terms of the tender offer, please contact: Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect); Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect); or Deutsche Bank Securities Inc. at (866) 627-0391 (toll-free) or (212) 250-2955 (collect). Requests for documents and questions regarding the tendering of Securities may be directed to D. F. King & Co., Inc. by telephone at (212) 269-5550 (for banks and brokers only) or (866) 207-2324 (for all others toll-free), by email at voya@dfking.com or to the Dealer Managers at their respective telephone numbers.

This press release does not constitute an offer or an invitation by Voya to participate in the tender offer in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

Certain statements in this press release, including those describing the expiration, settlement and completion of the tender offer, constitute forward-looking statements. These statements are not historical facts but instead represent only Voya’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside Voya’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that may cause actual results to differ, possibly materially, from those in any forward-looking statement include those described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Trends and Uncertainties” and “Business-Closed Blocks-CBVA” in Voya’s Annual Report on Form 10-K for the year ended December 31, 2015, “Risk Factors” in Voya’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and the other filings Voya makes with the Securities and Exchange Commission.

Media Contact:	Investor Contact:
Christopher Breslin 212-309-8941 Christopher.Breslin@voya.com	Darin Arita 212-309-8999 IR@voya.com

About Voya Financial®

Voya Financial, Inc. (NYSE: VOYA), helps Americans plan, invest and protect their savings — to get ready to retire better. Serving the financial needs of approximately 13 million individual and institutional customers in the United States, Voya is a Fortune 500 company that had $11 billion in revenue in 2015. The company had $458 billion in total assets under management and administration as of March 31, 2016. With a clear mission to make a secure financial future possible — one person, one family, one institution at a time — Voya’s vision is to be America’s Retirement Company™. The company is equally committed to conducting business in a way that is socially, environmentally, economically and ethically responsible — Voya has been recognized as one of the 2016 World’s Most Ethical Companies® by the Ethisphere Institute, and as one of the Top Green Companies in the U.S., by Newsweek magazine.

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